UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 17, 2012


                                PAPERWORKS, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-53910
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

9817 N. 95th St., #105 Scottsdale, Arizona                        85258
 (Address of principal executive offices)                       (Zip Code)

                                 1-800-854-0654
              (Registrant's telephone number, including area code)

                     2963 Rose Lane, Phoenix, Arizona 85016
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 7.01 REGULATION FD DISCLOSURE

Further to our negotiations with Data Pangea, LLC for an acquisition or business combination, on April 17, 2012, we entered into a letter of intent with Data Pangea, LLC pursuant to which we have agreed to enter into a definitive agreement for the acquisition of all of the issued and outstanding membership interests of Data Pangea, LLC (the "Transaction").

The consideration for the acquisition of the membership interests of Data Pangea, LLC is payable by the issuance of 3,000,000 restricted shares of our common stock to the Data Pangea, LLC members. The Transaction is subject to completion of a definitive agreement.

Data Pangea, doing business as VuMee, allows people with social networks ("Celebrities") the ability to generate revenue by doing that which they are already doing, uploading non-exclusive and exclusive content to YouTube, Facebook and Twitter. The ability for the Celebrities to share in the advertising revenues results in revenue for the Celebrities. The VuMee platform allows Celebrities to grow their brand organically and by way of the cross-pollination of VuMee's cumulative celebrity fan base. VuMee has developed its business model through a unique technology that harnesses the global power of existing social networks, by providing a way to monetize Celebrities' friends and fans. The VuMee core product is the ability for anyone or any brand with a fan base, to upload video via the VuMee App on their mobile device or PC, and seamlessly share that content with their fan base thereby providing targeted demographics to advertisers. The VuMee technology (cross-pollinization) allows for any celebrity to reach the cumulative fan base of VuMee. Content providers consist of anyone (celebrities, athletes, artists, politicians, motivational speakers, religious leaders, etc.), with an already existing social network or fan base seeking additional revenue opportunities. By targeting the social demographic of Celebrities, VuMee can offer advertisers highly profiled demographics. The revenue to VuMee is dependent on the amount of the sponsored ad campaign and will vary per campaign and per celebrity. VuMee constantly collects consumer data based on viewership. This data engine becomes a powerful and targeted CRM and research tool which allows advertisers more effective and efficient targeting opportunities which drives higher product spending, brand loyalty, propensity to recommend, brand affinity and earned media value per fan.

The foregoing description of the letter of intent is qualified in its entirety by the contents of the letter of intent attached as Exhibit 99.1 to this current report.

ITEM 9.01 EXHIBITS

99.1      Letter of Intent with Data Pangea, LLC Limited, dated April 17, 2012.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPERWORKS, INC.


/s/ Rhoda Rizkalla
------------------------------------------
Rhoda Rizkalla
Director, President, Principal Executive
Officer Principal Financial Officer and
Principal Accounting Officer

Date: April 18, 2012